Exhibit 99.2

SMHG 3Q 2009 Earnings Teleconference Script – Final

Introduction: George L. Ball, Chairman of Sanders Morris Harris Group

GLB
Thank you, Operator, and good morning everyone.  Welcome to Sanders Morris Harris Group’s earnings release conference call for the third quarter of 2009.  With us today, by phone or in person, are:

Ric Edelman, President,
Bruce McMaken, Executive Vice President,
Rick Berry, Chief Financial Officer,
Steve Cordill, President of Wealth/Asset Management,
John Unger, Senior Vice President and General Counsel, and
Mike Rosen and Robert Moore, both Managing Directors of Concept Capital

GLB
In a moment, I will turn the call over to Rick Berry.  He will discuss our financial results for the third quarter of 2009.  It will be followed by a question and answer session.  Before we begin, remember that during the course of this conference call we may discuss some non-GAAP measures in talking about our Company’s performance. If we do, you can find a reconciliation of those measures to GAAP measures in our earnings press release.  Rick –.

RB
I would like to remind you that statements made during the course of this call that are not purely historical are forward-looking statements regarding the company or management’s future intentions, hopes, beliefs, expectations, and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results might differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed in today’s press release and in our annual report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC. You should not unduly rely on any forward-looking statements, and we assume no obligation to update them.

RB
You should have had a chance to review our earnings release.  It outlines in some detail the components of our third quarter results.  I will not cover that material at any length, therefore, but will answer any questions later.

We had a better quarter than a year ago, but one not yet at the level of profitability we should be able to attain.  Our client assets rose from $9.5 billion in the prior quarter to $10.6 billion, an 11% gain.  Of particular note are the strong net new client inflows which hit $174 million last quarter.  Our Wealth Management business is going and growing well, with the caveat that another market downdraft can have a debilitating impact on assets under management, fees, and earnings.   That said, the opening of Edelman Financial offices beyond Washington, D.C. will be the big driver of our future performance.

RE next comment

RE
We have opened six offices in the metropolitan NY area.  The hiring, training, build out, and lead generation went as planned. We had five seminars and there were approximately 1,500 attendees. The next phase, operating and marketing, has also gone well.  The early returns on the conversion and client asset front are encouraging, although it is too early to declare victory. No surprises to date. We anticipate that it will continue to do well.

GLB
The agreement to sell the bulk of our Capital Markets group has been executed and now awaits only formal FINRA approval.  We expect that around mid-month.  This has been a minor part of our activities for some while.  However, the operating loss of these activities - $715,000 this past quarter – has continued to impact our reported financial results.  The sale will help to highlight our focus on the wealth management business.

RB
We are delighted that Fletcher International has agreed to invest $7.5 million in Sanders Morris Harris.  The purchase price, as announced, is $7.00 per share.  Fletcher will also receive a 10-year warrant to purchase up to $7.5 million worth of shares at $5.75 per share.  It is a valued investor and we look forward to working with them in the future.  This will provide us with the capital need to repay the $10 million subordinated note to Ric Edelman incurred in connection with the acquisition of Edelman Financial Advisors to with which to expand our high net wroth business alongside the Edelman expansion.

GLB
We think the future for Sanders Morris Harris is bright.  We’ve surmounted the troubled markets comparatively well.  Our prospects for the future and our current businesses are strong, and we will try to maximize them.  With that, we’d be pleased to answer any questions.